EXHIBIT 4.1
                                                                     -----------

                          AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT (this "AMENDMENT"), dated as of May 1, 2002, by and between MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "COMPANY"), and Continental Stock Transfer & Trust Company, a New York corporation (the "RIGHTS AGENT"), to the Preferred Share Purchase Rights Agreement (as amended, the "RIGHTS AGREEMENT"), dated as of July 23, 1998, between the Company and the Rights Agent, as amended on December 8, 2000.

                                  W H E R E A S

         The Company and the Rights Agent have previously executed and entered into the Rights Agreement;

         Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement; and

         In anticipation of the execution of and the entering into the Agreement and Plan of Merger, by and between the Company and Interstate Hotels Corporation, a Maryland corporation, the Company and the Rights Agent wish to amend the Rights Agreement to, among other things, exclude the parties to the Merger Agreement that would otherwise be deemed an Acquiring Person after the implementation of the terms of the Merger Agreement, from such definition of "Acquiring Person."

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree to amend the Rights Agreement as follows:

         1.     AMENDMENTS TO THE RIGHTS AGREEMENT.

                1.1 Section 1(a) of the Rights Agreement is amended and restated in its entirety to read as follows:

                    "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, or (iv) an Exempt Merger Holder (unless and until such Exempt Merger Holder shall have become the Beneficial Owner of a percentage of Common Shares then outstanding that equals or exceeds such Exempt Merger Holder's Merger Holder Percentage, at which time such Exempt Merger Holder shall be an Acquiring Person). Notwithstanding anything in this definition of Acquiring Person to the contrary, no Person shall become an "Acquiring Person" as the

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result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, other than as the result of a stock dividend, stock split or similar transaction in which all holders of Common Shares are treated equally, then such Person shall be deemed to be an "Acquiring Person." In addition, notwithstanding anything in this definition of Acquiring Person to the contrary, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. In addition, notwithstanding anything in this definition of Acquiring Person to the contrary (i) in calculating the combined Beneficial Ownership of any Lehman Merger Holder, its Associates and Affiliates, there shall be excluded any Common Shares Beneficially Owned by an Exempt Affiliate, and (ii) in calculating the combined Beneficial Ownership of any Exempt Affiliate and its Associates and Affiliates, there shall be excluded any Common Shares Beneficially Owned by any Lehman Merger Holder."

                1.2 Section 1(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                    "(b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the Exchange Act as in effect on the date of this Agreement; PROVIDED, HOWEVER, that a Person will not be deemed to be the Affiliate of another Person solely because either or both Persons are, as of May 1, 2002, parties to the MeriStar Voting Agreement, as in effect on May 1, 2002, without giving effect to any amendment, modification or supplement to such agreement that takes effect after May 1, 2002."

                1.3 Section 1(c) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                    "(c) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the Rules; PROVIDED,HOWEVER, that a Person will not be deemed to be the Associate of another Person solely because either or both Persons are, as of May 1, 2002, parties to the MeriStar Voting Agreement, as in effect on May 1, 2002, without giving effect to any amendment, modification or supplement to such agreement that takes effect after May 1, 2002."

                1.4 Section 1(d)(i) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

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                    "(i) that such Person or any of such Person's Affiliates or
Associates directly or indirectly, now or hereafter owns or has (or by agreement with the Company is, on the date of this Agreement, entitled to receive) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made pursuant to and in accordance with the Rules by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; PROVIDED, FURTHER, HOWEVER, that (x) a Lehman Merger Holder shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, Common Shares that are Beneficially Owned by an Exempt Affiliate solely because such Lehman Merger Holder is an Affiliate or Associate of such Exempt Affiliate, and (y) an Exempt Affiliate shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, Common Shares that are Beneficially Owned by a Lehman Merger Holder solely because such Exempt Affiliate is an Affiliate or Associate of such Lehman Merger Holder."

                1.5 Section 1(d)(iii) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                    "(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates of Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of, or with respect to, acquiring, holding, voting (except as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; PROVIDED, HOWEVER, that a Person will not be deemed to be the Beneficial Owner or to Beneficially Own securities Beneficially Owned by another Person solely because both Persons are, as of the date May 1, 2002, parties to the MeriStar Voting Agreement, as in effect on May 1, 2002, without giving effect to any amendment, modification or supplement to such agreement that takes effect after May 1, 2002."

                1.6 Section 1(f) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                    "(t) "Merger" means the transactions contemplated by the Agreement and Plan of Merger to be executed by and between the Company and Interstate Hotels Corporation (as may be amended from time to time)."

                1.7 Section 1(u) of the Rights Agreement" is hereby amended and restated in its entirety to read as follows:

                    "(u) "Merger Holder" means any Person that Beneficially Owns Common Shares of the Company as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger."

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                1.8 Section 1 of the Rights Agreement is amended by adding the following subsections (v), (w), (x), (y), (z), (aa), (bb), (cc) and (dd) immediately after subsection (u):

                    "(v) "Exempt Affiliate" means the Lehman Parent Entities and their respective Affiliates and Associates to the extent that such Affiliates and Associates are not also Lehman Merger Holders; PROVIDED, HOWEVER, that no such Person will be deemed an Exempt Affiliate (x) if any Person involved in making the decision to acquire Beneficial Ownership of Common Shares was, at the time of such decision, in possession of any material non-public information provided to a Lehman Merger Holder by the Company, (y) if such Person has an agreement, arrangement or understanding (whether or not in writing), with a Lehman Merger Holder, for the purpose of, or with respect to, acquiring, holding, voting or disposing of voting securities of the Company or (z) if such Person is a Related Transferee of a Lehman Merger Holder.

                    (w) "Exempt Merger Holder" means any Merger Holder or any Affiliate or Associate of such Merger Holder that or which, solely as a result of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, including without limitation the delivery of the Merger Consideration (as defined in the Merger Agreement), becomes the Beneficial Owner of 20% or more of the then outstanding Common Shares.

                    (x) "Lehman Merger Holder" means (i) CGLH Partners I LP and CGLH Partners II LP, (ii) Affiliates and Associates of such Persons to the extent that such Affiliates and Associates are not also either the Lehman Parent Entities or Affiliates or Associates of the Lehman Parent Entities, and (iii) Related Transferees of the Persons in clauses (i) and (ii) of this definition;

                    (y) "Lehman Parent Entities" means Lehman Brothers Holdings Inc. and Lehman Brothers Inc.

                    (z) "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 1, 2002, by and between the Company and Interstate Hotels Corporation.

                    (aa) "Merger Holder Percentage" means, with respect to any Exempt Merger Holder, a percentage of Common Shares then outstanding equal to the next highest whole percentage in excess of the percentage of Common Shares then outstanding Beneficially Owned by such Exempt Merger Holder immediately after the consummation of the Merger, up to and including the Close of Business on May 1, 2006, at which time such Exempt Merger Holder's Merger Holder Percentage shall be reduced to (i) 20%, if such Exempt Merger Holder is not the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding at such time, or (ii) if such Exempt Merger Holder is the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding at such time, the next highest whole percentage in excess of the percentage of Common Shares then outstanding Beneficially Owned by such Exempt Merger Holder.

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                    (bb) "MeriStar Voting Agreement" means the MeriStar Hotels &
Resorts, Inc. Stockholder Voting Agreement, dated as of May 1, 2002, by and among Interstate Hotels Corporation, the Principal MeriStar Managers (as defined in the Merger Agreement) and the Principal MeriStar Stockholders.

                    (cc) "Related Person" shall mean, with respect to any Person, (i) any Affiliate or Associate of such Person, (ii) any investment manager, investment adviser or partner of such Person or an Affiliate or Associate of such Person, and (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or Affiliate or Associate of such Person.

                    (dd) "Related Transferee" shall mean, any Related Person to whom the Beneficial Ownership of Common Shares is transferred."

                1.8 Section 3 of the Rights Agreement is amended and restated in its entirety to read as follows:

                    "Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any MeriStar Affiliate) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or, any MeriStar Affiliate) to commence, a tender or exchange offer (other than the Merger) the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (the earlier of such dates being herein referred to as the "Rights Distribution Date"), (x) the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates shall be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Rights Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Rights Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. From and after the Rights Distribution Date, the Rights shall be evidenced solely by such Right Certificates."

                1.9 Section 35 of the Rights Agreement is deleted in its entirety.

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         2.     MISCELLANEOUS.

                2.1 Except as expressly amended or modified herein, the provisions of the Rights Agreement are and shall remain in full force and effect.

                2.2 In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

                2.3 This Amendment, together with the Rights Agreement, reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                2.4 Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                2.5 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE).

                2.6 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                 MERISTAR HOTELS & RESORTS, INC.


                                 By:  /s/ Christopher L. Bennett
                                     -------------------------------------
                                 Name:  Christopher L. Bennett
                                 Title: Senior Vice President and General
                                        Counsel



                                 CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                 By:  /s/ William F. Seegraber
                                     -------------------------------------
                                 Name:  William F. Seegraber
                                 Title: Vice President